Contact:
Bruce Widener, CEO
502-657-3507
investors@askbeacon.com

Porter, LeVay & Rose, Inc.
Marlon Nurse, V.P. – Investor Relations
212-564-4700

Halliburton Investor Relations
Geralyn DeBusk, President, or Hala
Elsherbini, COO
972-458-8000

Beacon Enterprise Solutions Discusses Outlook for 2011

—Focus Will Be On Higher Margin ITS Infrastructure Engagements—
—Net Sales Growth Projected to Resume—
—SG&A Projected to Remain Stable—

LOUISVILLE, KY, August 26, 2010 — Beacon Enterprise Solutions Group, Inc. (OTC BB:  BEAC) (www.askbeacon.com) an emerging global leader in the design, implementation and management of high performance Information Technology Systems (ITS) infrastructure solutions, today discussed recent developments and outlook for 2011.

“We are more committed and confident today than ever before that we are on the right path to build Beacon into an internationally recognized brand in ITS infrastructure services,” stated Bruce Widener, CEO of Beacon Solutions.  “The decisions made this past quarter represented a course correction necessary to adequately realize the opportunities within the $70 billion global ITS infrastructure market.  By eliminating the distractions and complexities of non-core, lower margin general contracting business and renewing the focus on our four core segments of professional services, we believe that Beacon is better positioned for growth and profitability in 2011 and beyond.  We are acutely focused on the growth of our core professional services business by pursuing additional new engagements with numerous existing customers.  Additionally, we’re pursuing new customers by leveraging relationships with manufacturers and distributors of ITS infrastructure equipment and materials as well as technology and trade partners in related industries.”

“Beacon’s core business is solving our customers’ problems with the design, construction and management of their information technology systems,” commented Jerry Bowman, Chief Operating Officer of Beacon Solutions.  “By providing ITS professional services on a managed services platform, our core business responds to an unmet market need, strengthens our competitive position and creates a win-win situation where we can provide substantial savings to our clients.  The types of problems and solutions may change depending on the economy and the business objectives of the client, but the continuum that runs the gamut from downsizing to growth contains roughly equal amounts of work with very different drivers. In response, we have expanded the breadth of services offered within the ITS sector, due primarily to reduced internal resources and strategic sourcing efforts seen within our clients.  As evidenced by client feedback and the aggregate future value of our project backlog, currently at $76 million, there is ample demand for our service offering and as a result we are preparing for our core business with existing clients to double in 2011.”

Bowman continued, “The size of a company’s project backlog only tells part of the story.  A large backlog stacked with low-margin or difficult business can be a vanguard of challenges to come. We’ve spent the last quarter evaluating the backlog and deciding which business was consistent with our strategies and played to our core business capabilities.  Our current core technical business units leverage the highest revenue streams and margin while providing the least risk.”

“Rapid expansion of a services business requires some effort to scale.  Even when a discontinued line of business is replaced by business more closely aligned with core strengths, there can be challenges.  Services revenue is a balancing act between the ability to market capabilities and the capacity to adapt and scale to new client needs.  We believe that the enhanced focus on our higher margin, core ITS business spread across Engineering, Service Delivery Management, Contract Services and Construction Management, will support a net sales level of $40 million or more in fiscal 2011.  This is not a commentary on the growth potential of the business.  We believe it is a realistic assessment of our ability to continue to focus sales and operations on our core business.  We are also beginning to integrate empirical data into the projected distribution of net sales from quarter-to-quarter.  Even managed services revenue is impacted by the peaks and valleys that are prevalent in the ITS project business, influencing the timing of new client intake and other factors.  We believe that these factors will result in a ramping effect on the quarter-to-quarter net sales as we continue to scale our core business in fiscal 2011, with 35-40% of the annual net sales coming in the first half of fiscal 2011 and the balance in the last two quarters,” concluded Bowman.

“In order to fund working capital for the continued planned growth of the Company, Beacon announced on August 17, 2010, that it had secured a new $4 million credit facility from a member of the Company’s Board of Directors,” stated Michael Grendi, Chief Financial Officer of Beacon Solutions.  “The combination of the new credit facility and effective management of accounts receivable should be sufficient to provide for the Company’s projected growth and liquidity needs throughout fiscal 2011.”

“As a public Company, Beacon has had to invest in and maintain a certain level of SG&A expense. Since most of Beacon’s SG&A expense is relatively fixed, Beacon expects SG&A to remain relatively constant near term during the expected net sales growth. The only expected significant increase in SG&A expense is sales commission’s expense due to the continued growth,” continued Grendi.

“As previously discussed in Beacon’s Form 8-K on August 20, 2010, Beacon has reported Beacon Solutions AG as a discontinued operation for financial reporting purposes.  Beacon Solutions AG (a stand-alone corporation, which is 100% owned by BESG Ireland Ltd.) has no current operating activities or employees.  Beacon is currently engaged in discussions and is pursuing various avenues to reach a satisfactory conclusion relating to a dispute regarding the data center construction project in Zurich, Switzerland and does not expect the outcome to have a material impact on its financial condition or future operating results,” concluded Grendi.

“Gross margin for the company’s core professional services business is targeted to blend at 40% or higher,” added Widener.  “Historically, gross margin for the core professional services business has been in line with these expectations.  Over the past two quarters however, the general contracting business in the company’s Swiss subsidiary (Beacon Solutions AG) blended margins down to the low-to-mid twenty percent range.  With the renewed focus on the Company’s core professional services business, we expect to once again consistently realize gross margins that have historically ranged from 37 percent to 58 percent.  As the Company continues to grow net sales in its core business units while achieving its targeted gross margins over the next several quarters, the expectation is that we will achieve sustainable profitability in the near future.”

“The difficult decisions we made this past quarter were necessary to ensure that the Company is set on a course for continued, sustained success.  As we conclude fiscal 2010 and rapidly approach fiscal 2011, we are employing a renewed, disciplined approach to signing new business that upholds our mission of building Beacon into an internationally recognized brand in ITS infrastructure services by focusing on the pursuit of quality projects, with quality clients, which include some of the largest corporations in the world.”

Aggregate Future Value of Project Backlog:

Aggregate Future Value of Project Backlog reflects the projected revenue impact of existing engagements over a one to four year period and is subject to change as work is completed and/or the scope of various engagements changes over time. This number includes the projected value of previously announced, multi-year ITS managed services engagements as well as short-term projects for which the Company has been engaged to provide network design, engineering, implementation and/or project management services.

About Beacon Enterprise Solutions Group, Inc.

Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions.  Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management. Through an integrated team approach, Beacon offers a broad range of products and services including IT infrastructure design, implementation and management, application development and voice/data/security system integration, installation and maintenance.  Beacon’s client roster includes state and local agencies, educational institutions, and over 4,000 companies ranging in size from mid-sized companies to the Fortune 500.  Beacon is headquartered in Louisville, Kentucky, with a regional headquarters in Dublin, Ireland and personnel located throughout the United States and Europe.

For additional information, please visit Beacon’s corporate website: www.askbeacon.com

This press release may contain “forward looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan.  Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results.  The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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